EXHIBIT 3.3

RESTATED ARTICLES OF INCORPORATION
OF
CANTERBURY PARK HOLDING CORPORATION

ARTICLE I

The name of this corporation shall be Canterbury Park Holding Corporation.

ARTICLE II

The registered office of this corporation shall be located at 4200 IDS Center, 80 South 8th Street, Minneapolis, Minnesota 55402.

ARTICLE III

The corporation is authorized to issue an aggregate total of Ten Million (10,000,000) shares of common stock with a stated par value of $.01 per share. All shares shall be of one class and one series, except that the Board of Directors, by its action, may establish more than one class or series.

ARTICLE IV

No shareholder of this corporation shall be entitled to any cumulative voting rights.

ARTICLE V

No shareholder of this corporation shall have any preferential, preemptive or other rights to subscribe for, purchase or acquire any shares of the corporation of any class, whether unissued or now or hereafter authorized, or any obligations or other securities convertible into or exchangeable for any such shares.

ARTICLE VI

Any action required or permitted to be taken at a meeting of the Board of Directors of this corporation not needing approval by the shareholders under Minnesota Statutes, Chapter 302A, may be taken by written action signed by the number of directors that would be required to take such action at a meeting of the Board of Directors at which all directors were present.

ARTICLE VII

The number of directors of this corporation shall be fixed in the manner provided in the Bylaws.

ARTICLE VIII

No director of this corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders;

(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Sections 302A.559 or 80A.23 of the Minnesota Statutes; (iv) for any transaction from which the director derives any improper personal benefit; or (v) for any act or omission occurring prior to the date when this provision becomes effective.

The provisions of this Article VIII shall not be deemed to limit or preclude indemnification of a director by the corporation for any liability of a director which has not been eliminated by the provisions of this article.

If the Minnesota Statutes hereafter are amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the amended Minnesota Statutes.

ARTICLE IX

So long as this corporation is subject to the provisions of Minnesota Statutes Chapter 240, as the same exists as of the date hereof or shall from time to time be amended, or is subject to any successor statute applicable to pari-mutuel horse racing (herein collectively referred to as the “Act”), the following provisions shall apply to this corporation’s Equity Securities.

A.          Any Person or Group that becomes the Beneficial Owner of five percent (5%) or more of any class of this corporation’s Equity Securities shall, within three days after the date such Person or Group becomes a five percent (5%) or more Beneficial Owner, provide this corporation with the identity of the Person or Group and such additional information as this corporation is required to provide to the Minnesota Racing Commission (the “Commission”) under the Act or rules and regulations under the Act.

B.          If any Person or Group becomes the Beneficial Owner of five percent (5%) or more of any class of this corporation’s Equity Securities and

(1)           Such Person or Group is determined by the Commission to be inimical to the integrity of horse racing in Minnesota,

(2)          Such Person or Group does not supply to the Commission within the time period specified by the Commission a certification with respect to the matters specified in Minnesota Statutes § 240.06, Subd.l(d) (or any successor provision of Minnesota law),

(3)          Such Person or Group fails to provide to the Commission within the time period specified by the Commission any information which the Commission requests, or

(4)           The Board of Directors of this corporation shall in the exercise of its reasonable judgment determine that the Commission will suspend this corporation’s Class A or Class B License or take other action which could have a material adverse effect on this corporation’s business if such Person or Group continues to hold all or any portion of the Equity Securities it acquired, then, notwithstanding any other provisions of these Articles, all or any portion of the Equity Securities acquired by such Person or Group shall be subject to redemption at any time by this corporation by action of the Board of Directors at the lowest of (i) the price at which the Equity Securities were acquired, (ii) the book value per share of such Equity Securities based on this corporation’s most recent audited balance sheet prior to the date such Equity

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Securities were purchased, or (iii) the fair market value of such Equity Securities on the date this corporation receives notification that such Person or Group became the Beneficial Owner of five percent (5%) or more of this corporation’s Equity Securities.

C.           The terms and conditions of a redemption of Equity Securities pursuant to this Article IX shall be as follows:

(1)          The redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

(2)          If less than all of the Equity Securities are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot, or selection in any other manner determined by the Board of Directors;

(3)          At least thirty (30) days’ written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder) provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed; and

(4)           From and after the Redemption Date or such earlier date as mandated by pertinent state or federal law, any and all rights of whatever nature, which may be held by the Beneficial Owner(s) of shares of Equity Securities selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash and/or Redemption Securities payable upon redemption.

D.          Capitalized terms used in this Article IX shall have the meanings provided below.

“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The term “registrant” as used in said Rule 12b-2 shall mean this corporation.

“Beneficial Owner” shall mean any person who, singly or together with any of such person’s Affiliates or Associates, directly or indirectly, has “beneficial ownership” of Equity Securities (as determined pursuant to Rule 13d-3 or any successor rule of the Exchange Act).

“Equity Securities” shall mean any common stock, preferred stock, special stock, or any other class or series of stock of this corporation.

“Group” shall have the meaning specified in Section 13(d)(3) of the Exchange Act or Rule 13d-5 or any successor rule under the Exchange Act.

“Person” shall mean any natural person, corporation, firm, partnership, association, government, governmental agency, or any other entity, whether acting in an individual, fiduciary, or any other capacity.

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“Redemption Date” shall mean the date fixed by the Board of Directors for the redemption of any Equity Securities of the corporation pursuant to this Article IX.

“Redemption Securities” shall mean any debt or equity securities of this corporation, any Subsidiary or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to this corporation), has a value, at the time notice of redemption is given pursuant to Paragraph C of this Article IX, at least equal to the price to be paid for the shares to be redeemed pursuant to section B of this Article IX (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

“Subsidiary” shall mean any company of which a majority of any class of equity security is beneficially owned by this corporation.

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